================================================================================



                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              ---------------------

                                 FORM 8-K/A-1

                              ---------------------

                                 AMENDMENT NO. 1

                                       TO

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 1999 (April 15, 1999)

                           Commission File No. 1-9625

                        CENTEX DEVELOPMENT COMPANY, L.P.
                  ---------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                            ------------------------
                            (State of incorporation)

                                   75-2168471
                      ------------------------------------
                      (I.R.S. Employer Identification No.)

                            3100 MCKINNON, SUITE 370
                            DALLAS, TEXAS 75291-1081
                    ----------------------------------------
                    (Address of principal executive offices)

                                 (214) 981-5000
                         -------------------------------
                         (Registrant's telephone number)



================================================================================

                                 Amendment No. 1

         This Amendment No. 1 amends that certain Current Report on Form 8-K dated as of April 29, 1999.

Item 7 is hereby amended and restated to read in its entirety as follows:

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

       (a) Financial Statements of Businesses Acquired -- Fairclough Homes Group Limited.

                                                                       Page
                                                                       ----
               Independent Auditors' Report                              1

               Consolidated profit and loss accounts for the years
                    ended December 31, 1998, 1997 and 1996               2

               Consolidated balance sheets as of December 31, 1998
                    and 1997                                             3

               Consolidated cash flow statements for the years
                    ended December 31, 1998, 1997 and 1996               4

               Consolidated note of historical cost profits and
                    losses for the years ended December 31, 1998,
                    1997 and 1996                                        5

               Notes to Consolidated financial statements                6


       (b)  Pro Forma Financial Information.
                                                                       Page
                                                                       ----

               Unaudited Pro Forma Condensed Consolidated Financial
                    Statement Headnote                                  23

               Unaudited Pro Forma Condensed Consolidated Balance
                    Sheet as of March 31, 1999                          25

               Unaudited Pro Forma Condensed Consolidated Statement
                    of Operations for the Year Ended March 31, 1999     26

               Notes to Unaudited Pro Forma Condensed Consolidated
                    Financial Statements                                27

 Independent Auditors' Report

 The Board of Directors and Shareholders
 Fairclough Homes Group Limited


 We have audited the accompanying consolidated balance sheets of Fairclough Homes Group Limited and subsidiaries at 31 December 1997 and 1998, and the related consolidated profit and loss accounts, statements of total recognised gains and losses, note of historical cost profit and losses, reconciliation of movements in shareholders' funds and cash flow statements for each of the years in the three year period ended 31 December 1998. These consolidated financial statements are the responsibility of the management of Fairclough Homes Group Limited. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

 We conducted our audits in accordance with auditing standards generally accepted in the United Kingdom and in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principals used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

 In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Fairclough Homes Group Limited and subsidiaries at 31 December 1997 and 1998, and the results of their operations and their cash flows for each of the years in the three year period ended 31 December 1998, in conformity with generally accepted accounting principles in the United Kingdom.

 Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America. Application of accounting principles generally accepted in the United States of America would have affected net profit for the two years ended 31 December 1998 and shareholders' funds at 31 December 1997 and 1998, to the extent summarised in Note 29 to the consolidated financial statements.



 KPMG AUDIT PLC
 Chartered Accountants
 England

FAIRCLOUGH HOMES GROUP LIMITED
(formerly AMEC Housing and Development Limited)

Consolidated profit and loss accounts
(expressed in British pounds sterling)

                                                   Note                YEARS ENDED 31 DECEMBER
                                                                1998             1997             1996
                                                                L.000            L.000            L.000
TURNOVER                                              2         199,287          233,482          192,317
Cost of sales (including exceptional costs
of L.nil; 1997: L.nil; 1996: L.12,383,000)            4        (169,502)        (200,375)        (182,268)
                                                             ----------       ----------       ----------

GROSS PROFIT                                                     29,785           33,107           10,049
Administrative expenses                                         (10,549)         (11,318)          (9,261)
                                                             ----------       ----------       ----------
OPERATING PROFIT                                                 19,236           21,789              788
Share of result of associated undertakings                         (530)             699             (435)
Net interest (payable)/receivable and
  similar (charges)/income                            7         (13,024)         (13,657)           1,964
                                                             ----------       ----------       ----------
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION         3           5,682            8,831            2,317
Tax on profit on ordinary activities                  8          (1,315)            (688)             103
                                                             ----------       ----------       ----------
PROFIT ON ORDINARY ACTIVITIES AFTER TAXATION                      4,367            8,143            2,420
Dividends payable                                     9         (14,930)               -                -
                                                             ----------       ----------       ----------
RETAINED (LOSS)/PROFIT FOR THE FINANCIAL          19,20         (10,563)           8,143            2,420
PERIOD
                                                             ==========       ==========       ==========



All amounts relate to continuing operations.



Consolidated statements of total recognised gains and losses for the three years ended 31 December 1998



The profit of L.4,367,000 (1997: L.8,143,000; 1996: L.2,420,000) shown in the profit and loss account is the only gain or loss recognised in these financial statements.

FAIRCLOUGH HOMES GROUP LIMITED

(formerly AMEC Housing and Development Limited)

Consolidated balance sheets
(expressed in British pounds sterling)

                                                         Note                 31 December
                                                                        1998            1997
                                                                        L.000          L.000
FIXED ASSETS
Intangible assets                                          10               667             513
Tangible assets                                            11             2,076           2,069
Investments                                                12                --          (9,008)
                                                                     ----------      ----------
CURRENT ASSETS                                                            2,743          (6,426)
Stocks                                                     13           134,499         135,275
Debtors  - due within one year                             14            34,283          27,481
         - due after one year                              14                --           3,636
Cash at bank and in hand                                                      7           2,516
                                                                     ----------      ----------
                                                                        168,789         168,908
CREDITORS: amounts falling due within one year             15           (96,566)        (91,502)
                                                                     ----------      ----------
NET CURRENT ASSETS                                                       72,223          77,406
                                                                     ----------      ----------
TOTAL ASSETS LESS CURRENT LIABILITIES                                    74,966          70,980
CREDITORS: amounts falling due after more than
 one year                                                  16           (24,966)        (10,417)
                                                                     ----------      ----------
NET ASSETS                                                               50,000          60,563
                                                                     ==========      ==========
CAPITAL AND RESERVES
Called up share capital                                    18            50,000          50,000
Profit and loss account                                    20                --          10,563
                                                                     ----------      ----------
EQUITY SHAREHOLDERS' FUNDS                                 19            50,000          60,563
                                                                     ==========      ==========

FAIRCLOUGH HOMES GROUP LIMITED

(formerly AMEC Housing and Development Limited)

Consolidated cash flow statements
(expressed in British pounds sterling)

                                                      Note           YEARS ENDED 31 DECEMBER
                                                                 1998           1997           1996
                                                                 L.000          L.000          L.000
CASH FLOW FROM OPERATING ACTIVITIES                     26        24,615        (17,618)         3,786
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE         27       (12,933)       (13,657)         1,964
CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT            27        (9,722)         2,581         (1,577)
                                                              ----------     ----------     ----------

Cash inflow/(outflow) before financing                             1,960        (28,694)         4,173

FINANCING                                               27            --           (204)          (204)
                                                              ----------     ----------     ----------

INCREASE/(DECREASE) IN CASH IN THE PERIOD                          1,960        (28,898)         3,969
                                                              ==========     ==========     ==========

RECONCILIATION OF NET CASH FLOW
  TO MOVEMENT IN NET DEBT

INCREASE/(DECREASE) IN CASH IN THE PERIOD                          1,960        (28,898)         3,969

Cash flow from decrease in debt and lease financing                   --            204            204
                                                              ----------     ----------     ----------

MOVEMENT IN NET DEBT IN THE PERIOD                      28         1,960        (28,694)         4,173
NET DEBT AT THE START OF THE PERIOD                     28       (32,681)        (3,987)        (8,160)
                                                              ----------     ----------     ----------

NET DEBT AT THE END OF THE PERIOD                       28       (30,721)       (32,681)        (3,987)
                                                              ==========     ==========     ==========

FAIRCLOUGH HOMES GROUP LIMITED

(formerly AMEC Housing and Development Limited)

Consolidated note of historical cost profits and losses
(expressed in British pounds sterling)

                                                                                 YEARS ENDED 31 DECEMBER
                                                                      1998                 1997             1996
                                                                      L.000                L.000            L.000
Reported profit on ordinary activities before taxation                  5,682                8,831            2,317
Difference between historical cost depreciation
  and the actual depreciation charge for the year
  calculated on the revalued amount                                         5                    7               12
                                                                   ----------           ----------       ----------

Historical cost profit on ordinary activities before
  taxation                                                              5,687                8,838            2,329
                                                                   ==========           ==========       ==========

HISTORICAL COST (LOSS)/PROFIT FOR THE PERIOD RETAINED
  AFTER TAXATION AND DIVIDEND                                         (10,558)               8,150            2,432
                                                                   ==========           ==========       ==========

FAIRCLOUGH HOMES GROUP LIMITED

(formerly AMEC Housing and Development Limited)

Notes to the consolidated financial statements
(expressed in British pounds sterling)

1        ACCOUNTING POLICIES

         BASIS OF THE PREPARATION OF THE FINANCIAL STATEMENTS

         The financial statements have been prepared under the historical cost convention in accordance with applicable Accounting Standards. The directors have taken advantage of the exemption in FRS8, paragraph 3(c) and have not disclosed related party transactions with parent and fellow subsidiary undertakings.

         BASIS OF CONSOLIDATION

         The group financial statements consolidate the accounts of Fairclough Homes Group Limited and all its subsidiary undertakings. These accounts are made up to 31 December for each year. For associated undertakings the group includes its share of profits and losses in the consolidated profit and loss account and its share of post acquisition retained profits or accumulated deficits in the consolidated balance sheet.

         The consolidated accounts are based on accounts of subsidiary undertakings which are coterminous with those of the parent company and of accounts of associated undertakings which are coterminous with those of the parent company.

         Unless otherwise stated, the acquisition method of accounting has been adopted. Under this method, the results of subsidiary and associated undertakings acquired or disposed of in the year are included in the consolidated profit and loss account from the date of acquisition or up to the date of disposal.

         TURNOVER

         Turnover represents sales and value of work done including transactions with other group undertakings, and includes the amounts (excluding value added tax) derived from the sales of new houses, land sales, build contracts and management fees earned from residential development activities.

         Turnover from house sales represents the selling price for the unit, net of any incentives, together with any amounts receivable for showhouse fixtures and fittings, and is recognised on the serving of notice to complete, which is written notification sent to the purchaser where the property is physically complete and fit for occupation, and where a contract has been exchanged.

         Turnover for land sales is recognised on unconditional exchange of contracts.

         INTANGIBLE FIXED ASSETS AND AMORTISATION

         Ground rents are capitalised at a multiple of between 5 times and 9.5 times the annual income stream receivable which they generate. The multiple used is dependent upon market rates at the time of capitalisation. No amortisation is provided on ground rents.

FAIRCLOUGH HOMES GROUP LIMITED

(formerly AMEC Housing and Development Limited)

Notes to the consolidated financial statements (continued)
(expressed in British pounds sterling)


1        ACCOUNTING POLICIES (continued)

         DEPRECIATION

         Depreciation is provided on all tangible assets, other than freehold land and assets in the course of construction, at rates calculated to write off the cost less estimated residual value of each asset on a straight line basis over its anticipated useful life, as follows:

         Freehold buildings             -   50 years
         Leasehold land and buildings   -   shorter of lease term or 50 years
         Plant and equipment            -   mainly 3 to 5 years

         The treatment adopted in respect of investment properties may be a departure from the requirements of the Companies Act concerning depreciation of fixed assets. However, these properties are not held for consumption but for investments and the directors consider that systematic annual depreciation would be appropriate. The accounting policy adopted is therefore necessary for the accounts to give a true and fair view. Depreciation is only one of many factors reflected in periodic valuations and the amount which might otherwise have been shown cannot be separately identified or quantified.

         STOCKS AND WORK IN PROGRESS

         Stocks and work in progress including part exchange properties are stated at the lower of cost including attributable overheads and net realisable value. For work in progress and finished goods in respect of house building, cost may be taken as build cost, which includes expenditure on site supervision, plant hire and similar costs referred to as "preliminaries". Work in progress is stated at costs incurred, less those transferred to the profit and loss account, and may include certain sales and marketing costs including brochures, signage, flag poles and flags, permanent sales office costs and showhouse costs. Other sales and marketing costs including advertising, temporary sales office costs, sales staff salaries, sales office and showhouse running costs and selling fees are written off to cost of sales as incurred subject to a review of site performance.

         LONG TERM CONTRACTS

         The amount of profit attributable to the stage of completion of long-term contracts is recognised when the outcome of the contract can be foreseen with reasonable certainty. Turnover for such contracts is stated at the cost appropriate to their stage of completion plus attributable profits, less amounts recognised in previous years. Provision is made for any losses as soon as they are foreseen.

         Contract work in progress is stated at costs incurred, less those transferred to the profit and loss account, after deducting foreseeable losses and payments on account not matched with turnover.

         Amounts recoverable on contracts are included in debtors and represent turnover recognised in excess of payments on account.

         TAXATION

         The liability for current, deferred and future taxation has been assumed by AMEC p.l.c. Provision is made for taxation deferred in respect of all timing differences except where it is considered there is reasonable probability that such taxation will not be payable in the foreseeable future.

FAIRCLOUGH HOMES GROUP LIMITED

(formerly AMEC Housing and Development Limited)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
(expressed in British pounds sterling)


1        ACCOUNTING POLICIES (continued)

         LAND OPTIONS

         Land options are included within debtors and are written off if it becomes apparent that the option will not be exercised.

         PENSIONS

         Contributions to pension schemes are allocated to the profit and loss account on a systematic basis over the normal expected service lives of employees.

2        TURNOVER

         The activities are regarded by the directors as a single class of business.

                                                               1998             1997              1996
                                                               L.000            L.000             L.000
         Turnover by geographical area:
         United Kingdom                                        199,287          233,482           192,317
                                                            ==========       ==========        ==========


3        PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION

                                                               1998             1997              1996
                                                               L.000           L.000             L.000
         PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION
         IS STATED AFTER CHARGING
         Auditors' remuneration:
                  Audit                                             33               55                59
         Depreciation and other amounts written
          off tangible fixed assets:
                  Owned                                            191              194               249
         Hire of plant and equipment                             1,277            1,161             1,494
         Hire of other assets                                       --              167               167
                                                            ==========       ==========        ==========

FAIRCLOUGH HOMES GROUP LIMITED

(formerly AMEC Housing and Development Limited)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
(expressed in British pounds sterling)

4        EXCEPTIONAL ITEMS

                                      1998             1997              1996
                                      L.000            L.000             L.000
Amounts written off housing assets         --               --             9,683
Amounts written off investments            --               --             2,700
                                   ----------       ----------        ----------
                                           --               --            12,383
                                   ==========       ==========        ==========

5        REMUNERATION OF DIRECTORS

                                      1998             1997              1996
                                      L.000            L.000             L.000
Directors' emoluments:
 Salary (including benefits in kind)      172              126               206
 Pension contributions                     20               23                37
                                   ----------       ----------        ----------
                                          192              149               243
                                   ==========       ==========        ==========

6        STAFF NUMBERS AND COSTS

         The average number of persons employed by the Group (including directors) during the year was as follows:


                                                NUMBER OF EMPLOYEES
                                      1998             1997              1996
                                       537                574              550
                                     =====              =====            =====

         The aggregate payroll costs of these persons were as follows:


                                      1998             1997              1996
                                      L.000            L.000             L.000
Wages and salaries                    11,068             10,884           10,819
Social security costs                    997                988              916
Other pension costs (see note 23)        634                856              656
                                   ---------         ----------       ----------
                                      12,699             12,728           12,391
                                   =========         ==========       ==========

FAIRCLOUGH HOMES GROUP LIMITED

(formerly AMEC Housing and Development Limited)

Notes to the consolidated financial statements (continued)
(expressed in British pounds sterling)


7        NET INTEREST (PAYABLE)/RECEIVABLE AND SIMILAR (CHARGES)/INCOME

                                                            1998             1997               1996
                                                            L.000           L.000              L.000
         Receivable:
         Bank interest                                           --               --                692
         Interest on loans to associated
           undertakings                                          --              408                 --
         Group interest and management charge                    --               --              3,278
         Other                                                   58              428                 43
                                                         ----------       ----------         ----------
                                                                 58              836              4,013
         Payable:
         On bank loans and overdrafts repayable
           within 5 years                                      (426)          (1,626)            (1,354)
         Interest on loans from associated
           undertakings                                         (92)              --               (695)
         Group interest and management charge               (12,564)         (12,867)                --
                                                         ----------       ----------         ----------
                                                            (13,082)         (14,493)            (2,049)
                                                         ----------       ----------         ----------
         Net interest                                       (13,024)         (13,657)             1,964
                                                         ==========       ==========         ==========

8        TAXATION

                                                            1998             1997               1996
                                                            L.000           L.000              L.000
         UK corporation tax at 31% (1997 31.5%;
         1996:33%) on the profit for the year on
         ordinary activities                                  1,334              889                279
         Share of associated undertakings tax                   (19)            (201)              (382)
                                                         ----------       ----------         ----------
                                                              1,315              688               (103)
                                                         ==========       ==========         ==========

9        DIVIDENDS

                                                            1998             1997               1996
                                                            L.000           L.000              L.000
         Ordinary shares: Final proposed                     14,930               --                 --
                                                         ==========       ==========         ==========

FAIRCLOUGH HOMES GROUP LIMITED

(formerly AMEC Housing and Development Limited)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
(expressed in British pounds sterling)


10       INTANGIBLE FIXED ASSETS

                                                                               1998              1997
                                                                              L.000             L.000
        Ground rents at beginning of year                                          513               469
        Additions                                                                  264               212
        Disposals                                                                 (110)             (168)
                                                                            ----------        ----------
        At end of year                                                             667               513
                                                                            ==========        ==========

11       TANGIBLE FIXED ASSETS

                                                          LAND AND          PLANT AND
                                                          BUILDINGS         EQUIPMENT           TOTAL
                                                             L.000            L.000            L.000
         COST OR VALUATION
         At 1 January 1997                                     4,777             2,169            6,946
         Additions                                                36               219              255
         Intergroup transfers                                 (1,305)             (427)          (1,732)
         Reclassification                                         (6)                6                -
         Disposals                                            (1,519)             (396)          (1,915)
                                                          ----------        ----------       ----------
         At 1 January 1998                                     1,983             1,571            3,554
         Additions                                                --               202              202
         Disposals                                               (52)               (6)             (58)
                                                          ----------        ----------       ----------
         At 31 December 1998                                   1,931             1,767            3,698
                                                          ----------        ----------       ----------
         DEPRECIATION AND DIMINUTION IN VALUE
         At 1 January 1997                                       218             1,907            2,125
         Charge for year                                          48               146              194
         Intra group transfers                                    --              (389)            (389)
         Disposals                                               (51)             (394)            (445)
                                                          ----------        ----------       ----------
         At 1 January 1998                                       215             1,270            1,485
         Charge for year                                          54               137              191
         On disposals                                            (51)               (3)             (54)
                                                          ----------        ----------       ----------
         At 31 December 1998                                     218             1,404            1,622
                                                          ----------        ----------       ----------
         NET BOOK VALUE
         At 31 December 1998                                   1,713               363            2,076
                                                          ==========        ==========       ==========
         At 31 December 1997                                   1,768               301            2,069
                                                          ==========        ==========       ==========

FAIRCLOUGH HOMES GROUP LIMITED

(formerly AMEC Housing and Development Limited)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
(expressed in British pounds sterling)


11       TANGIBLE FIXED ASSETS (continued)

         The net book value of land and buildings comprises:

                                                                               1998             1997
                                                                              L.000             L.000
        Freehold                                                                 1,679             1,726
        Short leasehold                                                             34                42
                                                                            ----------        ----------
                                                                                 1,713             1,768
                                                                            ==========        ==========


         Particulars relating to revalued assets are given below:

                                                                               1998              1997
                                                                               L.000             L.000
        At 1994 open market value                                                1,870             1,870
        Aggregate depreciation thereon                                            (200)             (151)
                                                                            ----------        ----------
        Net book value                                                           1,670             1,719
                                                                            ==========        ==========

        Historical cost of revalued assets                                       2,845             2,845
        Aggregate depreciation based on historical cost                           (389)             (345)
                                                                            ----------        ----------
        Historical cost net book value                                           2,456             2,500
                                                                            ==========        ==========


                                                                               1998              1997
                                                                               L.000            L.000
        Tangible fixed assets not depreciated:

        Land                                                                       251               301
                                                                            ==========        ==========

FAIRCLOUGH HOMES GROUP LIMITED

(formerly AMEC Housing and Development Limited)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
(expressed in British pounds sterling)

12       INVESTMENTS (HELD AS FIXED ASSETS)

                                                       Balance     Profit and    Inter Group      Balance
                                                      1 January   loss account    Transfer         31 Dec
                                                        1998                                        1998
                                                        L.000        L.000        L.000             L.000
       ASSOCIATED UNDERTAKINGS
       Homehurst Ltd                                     (4,265)         (510)         4,775             --
       Carlinian Ltd                                     (1,355)           --          1,355             --
       Mutanderis 23 Ltd                                     85            --            (85)            --
       Fibaside Ltd                                          13            --            (13)            --
       Eurowait Ltd                                      (1,045)          (80)         1,125             --
       F&NE Ltd                                          (1,361)           52          1,309             --
       F&NE (1990) Ltd                                   (1,080)          (83)         1,163             --
                                                     ----------   -----------    -----------     ----------
                                                         (9,008)         (621)         9,629             --
                                                     ==========   ===========    ===========     ==========


         All the above companies are incorporated in England and have principal activities in housing and development.

13       STOCKS

                                                                             1998               1997
                                                                             L.000              L.000
         Development land and work in progress                               134,499            135,275
                                                                          ==========         ==========


14       DEBTORS

                                                                             1998               1997
                                                                             L.000             L.000
         Due within one year:
         Trade debtors                                                        13,280             11,851
         Amounts owed by undertakings in which the company
           has a participating interest                                          517             10,064
         Amounts owed by fellow subsidiary undertaking                        13,905                 --
         Other debtors and prepayments                                         6,581              5,566
                                                                          ----------         ----------
                                                                              34,283             27,481
                                                                          ==========         ==========
         Due after one year:
         Other debtors and prepayments                                            --              3,636
                                                                          ----------         ----------
                                                                                  --              3,636
                                                                          ==========         ==========

FAIRCLOUGH HOMES GROUP LIMITED

(formerly AMEC Housing and Development Limited)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
(expressed in British pounds sterling)

15       CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                                 1998                1997
                                                                 L.000               L.000
         Bank loans and overdrafts                                30,728             35,197
         Trade creditors                                          56,945             46,589
         Amounts owed to associated undertakings                      36                671
         Amounts owed to fellow subsidiary undertakings            2,962              1,021
         Other taxation and social security costs                    453                182
         Other creditors                                           4,573              5,755
         Accruals and deferred income                                869              2,087
                                                              ----------         ----------
                                                                  96,566             91,502
                                                              ==========         ==========

16       CREDITORS: DUE AFTER MORE THAN ONE YEAR

                                                                  1998               1997
                                                                 L.000               L.0000
         Trade creditors                                           3,241                 --
         Amounts owed to parent undertaking                           --              7,221
         Amount owed to fellow subsidiary undertaking              6,067                 --
         Amounts owed to associated undertaking                      728                 --
         Dividends proposed                                       14,930                 --
         Other creditors                                              --              2,465
         Accruals and deferred income                                 --                731
                                                              ----------         ----------
                                                                  24,966             10,417
                                                              ==========         ==========


17       LEASE COMMITMENTS

                                                                    1998               1997
                                                                  Land and           Land and
                                                                  building           buildings
                                                                    L.000             L.000
         Current annual commitments payable under
          non-cancellable operating leases:

         In the second to fifth years                                   182                167
                                                                 ==========         ==========

FAIRCLOUGH HOMES GROUP LIMITED

(formerly AMEC Housing and Development Limited)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
(expressed in British pounds sterling)

18       SHARE CAPITAL

                                                                    AUTHORISED ALLOTTED, CALLED UP
                                                                             AND FULLY PAID
                                                                       1998              1997
                                                                       L.000             L.000
         50,000,000 ordinary shares of  L.1 each                       50,000             50,000
                                                                   ==========         ==========


19       CONSOLIDATED RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

                                                                        Years ended 31 December
                                                                 1998             1997            1996
                                                                 L.000           L.000           L.000
         Profit for the financial year                             4,367            8,143           2,420
         Dividends                                               (14,930)              --              --
                                                              ----------       ----------      ----------
         NET (REDUCTION)/ADDITION TO SHAREHOLDERS'
           FUNDS ARISING IN THE PERIOD                           (10,563)           8,143           2,420
         Opening shareholders' funds                              60,563           52,420          50,000
                                                              ----------       ----------      ----------
         CLOSING SHAREHOLDERS' FUNDS                              50,000           60,563          52,420
                                                              ==========       ==========      ==========

FAIRCLOUGH HOMES GROUP LIMITED

(formerly AMEC Housing and Development Limited)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
(expressed in British pounds sterling)

20       RESERVES

                                                         PROFIT
                                                        AND LOSS
                                                         ACCOUNT
                                                          L.000
         At 1 January 1996                                     --
         Retained profit for year                           2,420
                                                       ----------
         At 1 January 1997                                  2,420
         Retained profit for year                           8,143
                                                       ----------
         At 1 January 1998                                 10,563
         Retained loss for year                           (10,563)
                                                       ----------
         At 31 December 1998                                   --
                                                       ==========


21       SIGNIFICANT EVENTS

         With effect from 31 December 1997 the agency agreements previously entered into between AMEC Developments Limited, AMEC Properties Limited, AMEC Properties (ZVI), AMEC Regeneration Limited, Almondvale Development Limited, Carisfall Limited, Denskill Limited, IDC Property Investments Limited, Newcastle Quayside Limited, Rail Link Scotland Limited and Fairclough Homes Group Limited were cancelled.

         With effect from 31 December 1997 the trade and assets of the previously named companies were transferred to their respective balance sheets.

22       ULTIMATE PARENT COMPANY

         The company regarded by the directors as the ultimate parent company is AMEC p.l.c. which is incorporated in England. Copies of the group accounts can be obtained from AMEC p.l.c., Sandiway House, Hartford, Northwich, Cheshire, CW8 2YA.

FAIRCLOUGH HOMES GROUP LIMITED

(formerly AMEC Housing and Development Limited)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
(expressed in British pounds sterling)


23       PENSION SCHEME

         AMEC p.l.c., operates a number of pension schemes for United Kingdom and overseas employees. All United Kingdom members are in defined benefit schemes. Contributions paid by employees and employers are held in funds that are separate from the group's finances and which are administered by trustees.

         Pension costs are assessed in accordance with the advice of independent qualified actuaries.

         The projected unit method is used to assess liabilities and future funding rates for the major scheme which covers 90 per cent of United Kingdom members. The latest actuarial valuation of this scheme was undertaken as at 1 April 1996. This showed that the market value of the assets was L.618 million with the actuarial value of assets being sufficient to cover 118 per cent of the accrued benefits. The valuation assumed that the investment returns would be two percent higher than the rate of annual salary increases.

24       DISPOSALS

         Year ended 31 December 1998

         On 31 December 1998 the Group disposed of the following subsidiaries:

                                                            Consideration    Net assets
                                                                given           sold
                                                                L.000           L.000
         SUBSIDIARY UNDERTAKINGS:
         Bonnyfields Homes Limited                                   --            --
         Claremont Projects Limited                                  --            --
         Danafield Limited                                           --            --
         Downsview Developments
           Limited                                                   --            --
         Portriver Limited                                           --            --
         Perchstand Limited                                          --            --
         Imberplace Limited                                          --            --
         Zincbell Properties Limited                                 --            --
         Carlinian (Commercial) Limited                              --            --
         Carlinian (Commercial No 2) Limited                         --            --
         Carlinian (Residential  Limited                             --            --
                                                          -------------    ----------
                                                                     --            --
                                                          =============    ==========

FAIRCLOUGH HOMES GROUP LIMITED

(formerly AMEC Housing and Development Limited)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
(expressed in British pounds sterling)

25       SUBSIDIARY UNDERTAKINGS
         The following is a list of subsidiary undertakings:

                                                                  %                  Country
                                                                Equity                    of
                                                                 held          incorporation
         Viewton Properties Limited                               100                England
         Fairpine Limited                                         50                 England

26       RECONCILIATION OF OPERATING PROFIT/(LOSS) TO OPERATING CASH FLOWS

                                                                        1998        1997          1996
                                                                        L.000       L.000         L.000
         Operating profit                                                19,236      21,789           788
         Depreciation charge                                                191         194           249
         Loss/(profit) on sale of fixed assets                                5         487          (840)
         Ground rents capitalised                                          (264)       (212)         (186)
         Decrease in stocks                                                 776      15,454         2,293
         (Increase)/decrease in debtors                                  (3,166)     58,977        44,588
         Increase/(decrease) in creditors                                 7,837    (114,307)      (43,106)
                                                                     ----------  ----------    ----------
         NET CASH INFLOW/(OUTFLOW) FROM OPERATING
           ACTIVITIES                                                    24,615     (17,618)        3,786
                                                                     ==========  ==========    ==========

FAIRCLOUGH HOMES GROUP LIMITED

(formerly AMEC Housing and Development Limited)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
(expressed in British pounds sterling)

27       ANALYSIS OF CASH FLOWS

                                                                 1998            1997           1996
                                                                L.000            L.000          L.000
         RETURNS ON INVESTMENT AND SERVICING
         OF FINANCE
         Interest received                                            58              836          4,013
         Interest paid                                           (12,991)         (14,493)        (2,049)
                                                              ----------       ----------     ----------
                                                                 (12,933)         (13,657)         1,964
                                                              ==========       ==========     ==========
         CAPITAL EXPENDITURE AND FINANCIAL
           INVESTMENT
         Purchase of tangible fixed assets                          (203)            (255)          (126)
         Sale of tangible fixed assets                                --            2,326          2,172
         Transfer of investments                                  (9,629)             342         (3,820)
         Sale of ground rents                                        110              168            197
                                                              ----------       ----------     ----------
                                                                  (9,722)           2,581         (1,577)
                                                              ==========       ==========     ==========
         FINANCING
         Repayment of loans                                           --             (204)          (204)
                                                              ==========       ==========     ==========

28       ANALYSIS OF NET DEBT

                                         At 1     Cash flow     At 1     Cash flow      At 1     Cash Flow     At 31
                                       January                January                 January                 December
                                        1996                    1997                    1998                    1998
                                       L.000        L.000      L.000        L.000       L.000       L.000       L.000
         Cash in hand, at bank           11,149       2,024      13,173     (10,657)      2,516      (2,509)          7
         Overdrafts                     (18,901)      1,945     (16,956)    (18,241)    (35,197)      4,469     (30,728)
                                     ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                         (7,752)      3,969      (3,783)    (28,898)    (32,681)      1,960     (30,721)
         Debt due after one year           (408)        204        (204)        204          --          --          --
                                     ----------  ----------  ----------  ----------  ----------  ----------  ----------
         TOTAL                           (8,160)      4,173      (3,987)    (28,694)    (32,681)      1,960     (30,721)
                                     ==========  ==========  ==========  ==========  ==========  ==========  ==========

FAIRCLOUGH HOMES GROUP LIMITED

(formerly AMEC Housing and Development Limited)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
(expressed in British pounds sterling)


29 SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES OF AMERICA GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

         The Group's consolidated financial statements are prepared in conformity with generally accepted accounting principles applicable in the United Kingdom (UK GAAP), which differ in certain significant respects from those applicable in the United States of America (US
         GAAP). These differences, together with the approximate effects of the adjustments on net profit and shareholders' funds, relate principally to the items set out below:

         a) Deferred taxation: UK GAAP requires that no provision for deferred taxation should be made if there is reasonable evidence that such taxation will not be payable in the foreseeable future. Under US GAAP, deferred taxation is recognised under the full liability method which permits deferred tax assets to be recognised if their realisation is considered more likely than not.

         b) Cash flows: The principal difference between UK GAAP and US GAAP is in respect of classification. Under UK GAAP, the Group presents its cash flows for operating activities, returns on investments and servicing of finance, taxation, investing activities, and financing activities. US GAAP requires only three categories of cash flow activities which are operating, investing and financing.

                  Cash flows arising from taxation and returns on investments and servicing of finance under UK GAAP would, with the exception of dividends paid, be included as operating activities under US GAAP; dividend payments would be included as a financing activity under US GAAP. In addition, under UK GAAP, cash and cash equivalents include overdraft which under US GAAP would be presented as financing activities.


                  Under US GAAP, the following amounts would be reported:

                                                                   1998           1997          1996
                                                                   L.000          L.000         L.000
                  Net cash provided by/(used in) operating
                    activities                                      11,682         (31,275)       5,750
                  Net cash (used in)/provided by investing
                    activities                                      (9,722)          2,581       (1,577)
                  Net cash (used in)/provided by
                    financing activities                            (4,469)         18,037       (2,149)
                                                                ----------     -----------    ---------
                  Net (decrease)/increase in cash and
                    cash equivalents                                (2,509)        (10,657)       2,024
                                                                ----------     -----------    ---------
                  Cash and cash equivalents under US GAAP                7           2,516       13,173
                                                                ==========     ===========    =========

FAIRCLOUGH HOMES GROUP LIMITED

(formerly AMEC Housing and Development Limited)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
(expressed in British pounds sterling)

29 SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES OF AMERICA GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (continued)



         c) Pensions: Under UK GAAP, the expected cost of pensions is charged to the profit and loss account so as to spread the cost of pensions over the expected service lives of employees. Surpluses arising from the actuarial valuation are similarly spread. Under US GAAP, costs and surpluses are also spread over the expected service lives but based on prescribed actuarial assumptions, allocation of costs and valuation methods, which differ from those used for UK GAAP. The profit and loss effect during the three years ended 31 December 1998 is unlikely to be material. However an estimate was made of the prepayment at 31 December 1997 and 31 December 1998 which is included within the statement showing approximate effects on shareholders' funds of the differences between UK and US GAAP.

         d) Dividend: Under UK GAAP the proposed dividend in respect of the year ended 31 December 1998 has been accrued in the financial statements. However to comply with US GAAP this should be added back to profits and reflected in the year in which it is declared.

         e) Turnover: Under UK GAAP the group recognises house sales and resulting profit on the serving of notice to complete, which is written confirmation sent to the purchaser where the property is physically complete and fit for occupation and where a contract has been exchanged. Under US GAAP, house sales and resulting profit is generally recognised on closing and when all consideration has been exchanged.

                  Under UK GAAP the group recognises turnover and resulting profit for land sales on the unconditional exchange of contracts. Under US GAAP, land sales and resulting profit is generally recognised on closing and when all consideration has been exchanged.

         f) Intangible assets: Under UK GAAP the group capitalises ground rents at a multiple of between 5 and 9.5 times the annual income stream receivable which they generate. Under US GAAP ground rents are not capitalised.

         g) Interest: Under UK GAAP the group writes off interest to the profit and loss account as incurred. Under US GAAP interest incurred on finance provided for developments is included within work in progress as part of the cost of the development and released to the profit and loss account as the development is sold.

FAIRCLOUGH HOMES GROUP LIMITED

(formerly AMEC Housing and Development Limited)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
(expressed in British pounds sterling)

29 SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES OF AMERICA GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (continued)


         Approximate effects on net profit of differences between UK and US
GAAP:

                                                          1998            1997
                                                         L.000            L.000
         Retained (loss)/profit in conformity with UK
           GAAP                                          (10,563)          8,143
         Adjustments:
           Deferred taxes                                   (221)         (1,337)
           Dividend                                       14,930              --
           House sales recognition                           280             766
           Land sales recognition                           (322)            110
           Ground rents                                     (154)            (44)
           Interest capitalisation adjustment                 68            (386)
                                                      ----------      ----------
         Net profit/(loss) in conformity with US GAAP      4,018           7,252
                                                      ==========     ===========


         Approximate effects on shareholders' funds of the differences between UK and US GAAP:

                                                                            1998          1997
                                                                            L.000        L.000
         Shareholders' funds in conformity with UK GAAP                      50,000       60,563
         Adjustments:
           Deferred taxation                                                    (51)         170
           Dividend                                                          14,930           --
           House sales recognition                                           (2,094)      (2,374)
           Land sales recognition                                              (322)          --
           Ground rents                                                        (667)        (513)
           Interest capitalisation adjustment                                 6,572        6,504
           Pension costs adjustment                                           1,800        1,500
                                                                         ----------   ----------
         Shareholders' funds in conformity with US GAAP                      70,168       65,850
                                                                         ==========   ==========



30       COMPANIES ACT 1985

         These consolidated financial statements do not comprise the company's statutory accounts within the meaning of Section 240 of the Companies Act 1985 of Great Britain. Statutory accounts have been prepared for each of the years ended 31 December 1998, 1997 and 1996, on which the auditors' reports were unqualified and have been delivered to the Registrar of Companies for England and Wales.

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                    HEADNOTE


On April 15, 1999, Centex Development Company UK Limited ("Purchaser"), a company incorporated in England and Wales and wholly owned subsidiary of Centex Development Company, L.P. (the "Registrant") closed its acquisition from AMEC Finance Limited ("Seller"), a company incorporated in England and Wales, of the entire class A share capital of Fairclough Homes Group Limited, a company incorporated in England ("Fairclough"). In return for such share capital, which carries 100% of the voting rights in Fairclough, the Purchaser issued to the Seller non-interest bearing promissory notes totaling approximately $221 million. No payments will be required under the notes until March 30, 2001, at which time the notes will mature and become payable.

During the two year period between closing and March 31, 2001, the Seller will receive all of Fairclough's income up to a pre-determined level, net of tax and other deductions as defined in the acquisition agreements (the "Distribution"). The Purchaser will receive a portion of Fairclough's income above those amounts. Pursuant to a shareholders agreement, the Purchaser's operating control of Fairclough during the two year period will be subject to certain mutual approvals required by both the Purchaser and the Seller. The Unaudited Pro Forma Condensed Consolidated Statement of Operations reflect the Distribution as interest expense in accordance with generally accepted accounting principles.

The accompanying Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1999 gives effect to the April 15, 1999 acquisition of Fairclough as if the transaction had occurred on March 31, 1999. The accompanying Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended March 31, 1999 gives effect to the April 15, 1999 acquisition of Fairclough as if such transaction had occurred on April 1, 1998. Financial information for Fairclough included in the Unaudited Pro Forma Condensed Consolidated Financial Statements is derived from audited financial statements included elsewhere in this Form 8-K/A-1, and is as of and for the year ended December 31, 1998, the most recent fiscal year for Fairclough.

The Unaudited Pro Forma Condensed Consolidated Financial Statements are based on the historical financial statements of the Registrant and the historical financial statements of Fairclough. The pro forma adjustments are preliminary and are based upon available information. These adjustments are directly attributable to the transaction referenced above, and are expected to have a continuing impact on the Registrant's business, results of operations, and financial position. The purchase of Fairclough will be accounted for using the purchase method of accounting, pursuant to which the total cost of the acquisition will be allocated to the tangible and intangible assets acquired and liabilities assumed based upon their estimated fair values. The final allocation of the purchase price will be determined upon an opening balance sheet audit, final analysis of the acquired assets and a review for other intangible assets.

The Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the historical audited financial statements of the Registrant for the year ended March 31, 1999. The Unaudited Pro Forma Condensed Consolidated Statement of Operations are not necessarily indicative of what actual results of operations of the Registrant would have been for the period, nor do they represent the Registrant's results of operations for future periods.

                        CENTEX DEVELOPMENT COMPANY, L.P.


    UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET--MARCH 31, 1999
                             (Dollars in thousands)


                                                                                   (A)
                                                              Centex           Fairclough
                                                            Development           Homes          Pro Forma
                  ASSETS                                    Company, LP       Group Limited      Adjustments       Consolidated
                  ------                                    -----------       -------------      -----------       ------------

CASH                                                        $       331       $          12      $     (12) (B)    $        331

ACCOUNTS RECEIVABLE                                               3,133              53,025        (42,921) (B)          13,237

PROJECTS UNDER DEVELOPMENT
   AND HELD FOR SALE                                            102,389             234,713         23,014  (C)         360,116

NOTES RECEIVABLE                                                  3,554                  --             --                3,554

INVESTMENT IN REAL ESTATE
   JOINT VENTURES                                                   672                  --             --                  672

COMMERCIAL PROPERTIES, net                                        1,899                  --             --                1,899

PROPERTY AND EQUIPMENT, net                                          89               3,454           (383) (B)           3,160

OTHER ASSETS, net                                                 1,166               2,422         31,572  (D)          35,160
                                                            -----------       -------------      ---------         ------------

          Total assets                                      $   113,233       $     293,626      $  11,270         $    418,129
                                                            ===========       =============      =========         ============


           LIABILITIES, PARTNERS'
    CAPITAL, AND STOCKHOLDERS' EQUITY
    ---------------------------------

PAYABLES AND ACCRUED LIABILITIES                            $     9,008       $     175,023      $ (90,987) (E)    $     93,044

NOTES PAYABLE                                                    41,896                  --        220,859  (F)         262,755

PARTNERS' CAPITAL AND STOCKHOLDERS' EQUITY-
   Class B Unit Warrants                                            500                  --             --                  500
   Preferred Stock in Fairclough                                     --                  --              1  (D)               1
   Common Stock in Fairclough                                        --              88,576        (88,576) (D)              --
   Retained Earnings                                                 --              24,187        (24,187) (E)              --
   Accumulated other comprehensive income (foreign
       currency translation)                                                          5,840         (5,840) (D)              --
   Partners' capital                                             61,829                  --             --               61,829
                                                            -----------       -------------      ---------         ------------

          Total partners' capital and stockholders' equity       62,329             118,603       (118,602)              62,330
                                                            -----------       -------------      ---------         ------------

          Total liabilities, partners' capital, and
            stockholders' equity                            $   113,233       $     293,626      $  11,270         $    418,129
                                                            ===========       =============      =========         ============

                        CENTEX DEVELOPMENT COMPANY, L.P.


       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                        FOR THE YEAR ENDED MARCH 31, 1999
                  (Amounts in thousands, except per unit data)


                                                                                   (A)
                                                              Centex           Fairclough
                                                            Development           Homes          Pro Forma
                                                            Company, LP       Group Limited      Adjustments       Consolidated
                                                            -----------       -------------      -----------       ------------

REVENUES                                                    $    28,228       $     327,763      $      --         $    355,991

COST AND EXPENSES:
   Cost of revenues                                              22,755             278,567             --              301,322
   Selling, general and administrative                            3,567              18,466          1,526 (G)           23,559
   Interest                                                          91              21,552          2,975 (H)           24,618
                                                            -----------       -------------      ---------         ------------

                                                                 26,413             318,585          4,501              349,499
                                                            -----------       -------------      ---------         ------------

EARNINGS (LOSS) BEFORE INCOME TAXES                               1,815               9,178         (4,501)               6,492

PROVISION FOR INCOME TAXES(J)                                        --               2,467          2,219 (I)            4,686
                                                            -----------       -------------      ---------         ------------

NET EARNINGS (LOSS)                                         $     1,815       $       6,711      $  (6,720)        $      1,806
                                                            ===========       =============      =========         ============

NET EARNINGS PER UNIT                                       $     33.38       $          --      $      --         $      33.21
                                                            ===========                                            ============

WEIGHTED AVERAGE UNITS OUTSTANDING                               54,377                  --             --               54,377

                        CENTEX DEVELOPMENT COMPANY, L.P.


          NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
                                   STATEMENTS

                                 MARCH 31, 1999
                             (Dollars in thousands)


(A) Reflects the historical assets, liabilities, stockholders' equity, revenues, and expenses of Fairclough, presented in accordance with U.S. generally accepted accounting principles and translated to U.S. dollars as of and for the year ended December 31, 1998, Fairclough's most recent fiscal year ended.

     The United Kingdom to United States GAAP reconciliation for Fairclough can be found in note 29 of the audited consolidated financial statements of Fairclough included elsewhere in this Form 8-K/A-1.


(B) Represents the elimination of specific assets not acquired by Purchaser and the estimated change in certain Fairclough assets between January 1, 1999, and April 15, 1999, the closing date of the transaction.

       Cash retained by Seller                                            $       12
                                                                          ==========

       Receivables not acquired by Purchaser                              $    3,183
       Affiliate receivables not acquired by Purchaser                        22,387
       Estimated decrease in receivables between January 1, 1999,
           and April 15, 1999                                                 17,351
                                                                          ----------

                                                                          $   42,921
                                                                          ==========

       Estimated decrease in Property and Equipment between
            January 1, 1999, and April 15, 1999                           $      383
                                                                          ==========

(C) This amount represents the fair value adjustment to projects under development and held for sale and the estimated increase in projects under development and held for sale from January 1, 1999, through April 15, 1999, as follows:

       Fair value adjustment to assets acquired                           $  (10,934)
       Estimated increase in assets between January 1, 1999 and
          April 15, 1999                                                  $   33,948
                                                                          ----------
                                                                          $   23,014
                                                                          ==========

(D) Represents the elimination of Fairclough historical equity, issuance of preferred stock at par value, recognition of goodwill and recognition of deferred debt issuance costs.

       Goodwill                                                           $   30,525
       Deferred debt issuance costs                                            1,047
                                                                          ----------

                                                                          $   31,572
                                                                          ==========

(E) Reflects the elimination of liabilities not assumed by Purchaser (primarily parent company debt of Fairclough), the accrual of a significant dividend paid by Fairclough subsequent to December 31, 1998, the accrual of acquisition costs, and the estimated change in certain Fairclough liabilities between January 1, 1999 and April 15, 1999.

       Liabilities not assumed                                            $   88,046
       Estimated decrease in liabilities between January 1, 1999
            and April 15, 1999                                                30,667
       Accrued dividend                                                      (24,187)
       Acquisition costs payable                                              (3,539)
                                                                          ----------
                                                                          $   90,987
                                                                          ==========

(F)  Represents the notes payable to Seller to finance the acquisition.

(G) Represents amortization of goodwill and other intangibles based upon Purchaser's allocation of purchase price as if the acquisition of Fairclough was completed on April 1, 1998. Goodwill is being amortized over a 20-year period. This reflects a preliminary allocation of the purchase price. The final allocation of the purchase price will be determined upon an opening balance sheet audit, final analysis of the acquired assets and a review for other intangible assets.

(H)  Reflects the following:
     1) Elimination of the historical interest expense of Fairclough related to debt that will not be assumed by Purchaser.

     2) Additional interest expense representing the Distribution to the Seller as defined in the Headnote to the Unaudited Pro Forma Condensed Consolidated Financial Statements. This interest expense is not fully deductible for tax reporting purposes. As a result, a limited tax benefit has been recorded for this amount in the accompanying Unaudited Pro Forma Condensed Consolidated Statement of Operations.

     3) Fronting fees and commissions associated with a letter of credit securing the notes issued by a financial institution.

     4) Amortization of deferred debt issuance costs that would have been incurred had the debt incurred to finance the acquisition of Fairclough been outstanding from the beginning of the period. The deferred debt issuance costs are being amortized over the estimated term of the debt, 2 years.

           Elimination of historical interest                             $  (21,552)
           Distribution to Seller                                             22,433
           Fronting fees and commissions                                       1,570
           Amortization of deferred debt issuance costs                          524
                                                                          ----------

                                                                          $    2,975
                                                                          ==========

(I) Represents the increase in the Fairclough foreign tax provision for the elimination of the historical interest expense described in footnote (H), which was tax deductible to Fairclough in the United Kingdom, and the benefits for Federal tax deductions to be received by the Purchaser.

(J) The taxable income of the Registrant has been allocated to the holders of its class A and class C partner units. Accordingly, no tax provision for the partnership earnings is shown in the Unaudited Condensed Consolidated Pro Forma Financial Statements.

(c)      Exhibits.

Exhibits required by Item 601 of Regulation S-K:

Exhibit No.    Exhibit
-----------    -------
10.18          Share Purchase Agreement dated April 15, 1999 by and among AMEC
               p.l.c., as Guarantor, AMEC Finance Limited, as Seller, and
               Centex Development Company UK Limited, as Purchaser (Previously filed with the Current Report on Form 8-K dated April 29, 1999.)

23             Consent of KPMG

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CENTEX DEVELOPMENT COMPANY, L.P.
                                                   Registrant

                                        By: 3333 Development Corporation,
                                             General Partner

June 29, 1999                               By: /s/ Raymond G. Smerge
                                               -------------------------
                                                Raymond G. Smerge
                                                Secretary

                                 EXHIBIT INDEX

Exhibit
Number         Exhibit

10.18 Share Purchase Agreement dated April 15, 1999 by and among AMEC p.l.c., as Guarantor, AMEC Finance Limited, as Seller, and Centex Development Company UK Limited, as Purchaser (Previously filed with the Current Report on Form 8-K dated April 29, 1999.)

23             Consent of KPMG